                            Empire Gas Corporation
                          1700 South Jefferson Street
                           Lebanon, Missouri  65536
                                  May 7, 1994


The Dolly Francine Plaster Trust
 dated July 30, 1984

The Tammy Jane Plaster Trust
 dated July 30, 1984

The Cheryl Jean Plaster Schaefer Trust
 dated October 30, 1988

The Cheryl Jean Plaster Schaefer Trust
 dated July 30, 1984

            RE:  STOCK REDEMPTION AGREEMENT

Ladies and Gentlemen:

            Empire Gas Corporation (the "Company") agrees to purchase from the Dolly Francine Plaster Trust dated July 30, 1984 (the "D. Plaster Trust"), the Tammy Jane Plaster Trust dated July 30, 1984 (the "T. Plaster Trust"), the Cheryl Jean Plaster Schaefer Trust dated October 30, 1988 (the "1988 C. Schaefer Trust"), and the Cheryl Jean Plaster Schaefer Trust dated July 30, 1984 (the "1984 C. Schaefer Trust") (collectively the "Sellers"), and each of the Sellers agrees to sell to the Company the number of shares of common stock, $.001 par value, of the Company (the "EGAC Common Stock") as indicated below at a purchase price of one (1) share of common stock, no par value, of Energy Empire Energy Corporation ("Energy Common Stock") for each share of EGAC Common Stock:


                                      NUMBER OF SHARES
                              ----------------------------
  NAME OF SELLER          EGAC COMMON STOCK   ENERGY COMMON STOCK
  --------------          -----------------   -------------------
D. Plaster Trust            125,000                  125,000

T. Plaster Trust            125,000                  125,000

1988 C. Schaefer Trust       80,000                   80,000

1984 C. Schaefer Trust      129,000                  129,000
                            -------                  -------
                            459,000                  459,000
                            -------                  -------
                            -------                  -------




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            The obligations of the Company and the Sellers under this agreement are subject to the completion of the transactions contemplated by the Stock Redemption Agreement (the "Stock Redemption Agreement"), dated as of the date of this agreement, among the Company, Empire Gas Operating Corporation, Empire Energy Corporation, Robert W. Plaster, Paul S. Lindsey, Jr., Stephen R. Plaster, Joseph L. Schaefer, the Robert W. Plaster Trust dated December 13, 1988, the Stephen Robert Plaster Trust dated October 30, 1988, the Stephen Robert Plaster Trust dated July 30, 1984, and Empire Ranch, Inc., Empire Airlines, Inc., Missouri corporations, and Evergreen National Corporation, a Florida Corporation. The purchase and sale of shares set forth in this agreement shall take place simultaneously with the Closing under the Stock Redemption Agreement.

            Each of the Sellers hereby makes severally but not jointly the representation and warranties to the Company and to Empire Energy Corporation that are set forth in Section 5 of the Stock Redemption Agreement.

            If you agree to this purchase agreement, please indicate your agreement by signing in the space indicated below.

                                    Very truly yours,

                                    Empire Gas Corporation

                                    By:    /S/ Paul S. Lindsey, Jr.
                                         ----------------------------



By signing below, the undersigned
agrees to the terms of this purchase agreement.



            Dolly Francine Plaster Trust
            dated July 30, 1984


            By:   /S/ Stephen Robert Plaster
               -----------------------------
                  Stephen Robert Plaster,
                  Trustee


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            Tammy Jane Plaster Trust
            dated July 30, 1984


            By:   /S/ Stephen Robert Plaster
               -----------------------------
                  Stephen Robert Plaster,
                  Trustee



            Cheryl Jean Plaster Schaefer Trust
            dated October 30 1988


            By:   /S/ Cheryl J. Plaster Schaefer
               ---------------------------------
                  Cheryl J. Plaster Schaefer, Trustee

            and

            By:    /S/ Lynn C. Hoover
               --------------------------
                  Lynn C. Hoover, Trustee



            Cheryl Jean Plaster Schaefer Trust
            dated July 30, 1984



            By:   /S/ Stephen Robert Plaster
               -----------------------------
                  Stephen Robert Plaster,
                  Trustee

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